Exhibit 99.1

For Further Information Call:
Walter A. Shephard
Vice President Finance, CFO, and Treasurer
Voice: 860-704-3955
inquire@zygo.com

For Immediate Release

ZYGO ANNOUNCES THIRD QUARTER FISCAL 2009 RESULTS

MIDDLEFIELD, CT, APRIL 30, 2009 – Zygo Corporation (NASDAQ: ZIGO) today announced net sales decreased 48% to $20.0 million for the third quarter of fiscal 2009 as compared with $38.5 million for the third quarter of fiscal 2008. The net loss for the third quarter of fiscal 2009 was $15.1 million, or $0.90 per diluted share, as compared with break-even net earnings in the third quarter of fiscal 2008.

The net loss for the third quarter of fiscal 2009 includes $12.4 million of pre-tax charges consisting of:

-	$5.4 million of a merger termination fee and $0.7 million of other related costs
-	$3.3 million of inventory valuation write-downs relating to reduced demand in the semiconductor, display, and vision markets
-	$2.1 million of impairment charges on certain intangible assets
-	$0.9 million related to severance costs associated with reductions in the work force during the quarter.

For the first nine months of fiscal 2009, the Company recorded net sales of $91.9 million and a net loss of $18.6 million, or a loss of $1.11 per diluted share, as compared with net sales of $110.5 million and net earnings of $0.2 million, or $0.01 per diluted share, for the first nine months of fiscal 2008.

Orders for the third quarter of fiscal 2009 were $15.6 million as compared with orders of $39.1 million in the third quarter of fiscal 2008. Orders for the Optical Systems Division accounted for 56% of the orders received, with the Metrology Solutions Division contributing the remaining 44%. The Optical Systems Division continued to add to its life science customers with an order for a design for manufacturing contract from a leading biomedical company. Metrology Solutions Division orders of $6.9 million were negatively impacted by the continued decline in the semiconductor and display markets, including $2.1 million of de-bookings primarily related to display orders. The display de-bookings were the result of customer push-outs with an as yet to be determined delivery date.

Bruce Robinson, ZYGO’s Chairman and CEO, commented, “Despite the market conditions, we were pleased to receive two follow-on orders for our UniFire(TM) 7900 metrology system for high volume manufacturing process control. These orders for metrology in semiconductor and data storage manufacturing processes validate our technology in these markets. To increase market penetration of our technology, we are now discussing partnership opportunities with established semiconductor equipment manufacturers to combine the strength of our core semiconductor technology with a partner’s strength in the system automation, sales, and service of high volume manufacturing equipment. ”

Mr. Robinson continued, “Sales and orders continue to be impacted by the reduction in capital spending in the semiconductor market and the general global economic downturn across nearly all of our markets. As a meaningful economic recovery is not underway, we continue to execute on the cost reduction plan previously outlined, which included work force reductions, unpaid furloughs, salary adjustments, and suspension of the 401-k match. This has resulted in annualized savings of $9.6 million in manufacturing overhead and general operating expenses since the start of our third fiscal quarter. Pending a successful conclusion of ongoing discussions with semiconductor equipment manufacturers, we will achieve another $4.0 - $5.0 million of annualized cost savings.”

Note: ZYGO’s teleconference to discuss the results of the third quarter of fiscal 2009 will be held at 6 PM Eastern Time on April 30, 2009 and can be accessed by dialing 800-917-9985. This call is web cast live on ZYGO’s web site at www.zygo.com. The call may also be accessed for 30 days following the teleconference.

All statements other than statements of historical fact included in this news release regarding financial performance, condition and operations, and the business strategy, plans, anticipated sales, orders, market acceptance, growth rates, market opportunities, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management's current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plans," "strategy," "project," and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending of our customers; fluctuations in net sales to our major customer; manufacturing and supplier risks; risks of order cancellations, push-outs and de-bookings; dependence on timing and market acceptance of new product development; rapid technological and market change; risks in international operations; dependence on proprietary technology and key personnel; length of the sales cycle; environmental regulations; investment portfolio returns; fluctuations in our stock price; and the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized. Zygo Corporation undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this news release. Further information on potential factors that could affect Zygo Corporation's business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended June 30, 2008, as amended by our Form 10-K/A filed with the Securities and Exchange Commission on October 27, 2008.

* * * * *

Zygo Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

(Thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008

Net sales	$20,031	$38,456	$91,873	$110,539
Cost of goods sold	16,875	22,907	59,650	67,292
Gross profit	3,156	15,549	32,223	43,247

Selling, general, and administrative expenses	15,959	9,328	37,927	24,577
Research, development, and engineering expenses	7,008	6,248	18,419	17,353
Provision for doubtful accounts and notes	15	(37)	1,014	1,523
Operating profit (loss)	(19,826)	10	(25,137)	(206)

Other income (expense)
Interest income	140	517	800	1,998
Miscellaneous income (expense)	(220)	(394)	104	82
Total other income (expense)	(80)	123	904	2,080
Earnings (loss) before income taxes
and minority interest	(19,906)	133	(24,233)	1,874

Income tax (expense) benefit	4,908	(15)	6,345	(642)
Minority interest	(103)	(167)	(751)	(1,046)
Net earnings (loss)	$(15,101)	$(49)	$(18,639)	$186

Basic - Earnings (loss) per share	$(0.90)	$(0.00)	$(1.11)	$0.01
Diluted - Earnings (loss) per share	$(0.90)	$(0.00)	$(1.11)	$0.01

Weighted average shares outstanding:
Basic Shares	16,872	16,751	16,826	17,482
Diluted Shares	16,872	16,751	16,826	17,819

Zygo Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(Thousands of dollars)	March 31, 2009	June 30, 2008
Assets
Current assets:
Cash and cash equivalents	$35,726	$26,421
Marketable securities	6,975	17,639
Receivables, net	20,278	31,036
Inventories	38,490	37,542
Prepaid expenses	1,760	2,230
Income tax receivable	836	241
Deferred income taxes	8,845	12,143
Total current assets	112,910	127,252

Marketable securities	365	6,963
Property, plant, and equipment, net	34,724	36,371
Deferred income taxes	19,975	8,904
Intangible assets, net	7,326	9,522
Other assets	1,013	996
Total assets	$176,313	$190,008

Liabilities and Stockholders' Equity
Current liabilities:
Payables	$6,119	$7,955
Accrued expenses	21,397	14,414
Deferred income taxes	226	32
Total current liabilities	27,742	22,401

Other long-term liabilities	2,746	2,817
Minority interest	1,294	1,844
Stockholders' equity	144,531	162,946
Total liabilities and stockholders' equity	$176,313	$190,008